Filed pursuant to Rule 433(d) - Registration
                                                        Statement No. 333-126812


                       NOMURA ASSET ACCEPTANCE CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-AR1


                             $260 MILLION (+/- 10%)
                                  (APPROXIMATE)











                             FREE WRITING PROSPECTUS
                                DECEMBER 22, 2005

                            [NOMURA GRAPHIC OMITTED]

NAAC 2006-AR1               FREE WRITING PROSPECTUS            DECEMBER 22, 2005
--------------------------------------------------------------------------------


THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS IF YOU REQUEST IT BY CALLING COLLECT 1-212-667-2316.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

INFORMATION STATEMENT
---------------------

The information set forth herein (the "FREE WRITING PROSPECTUS"), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the "STATISTICAL POOL") expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the "FINAL POOL"). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although Nomura Securities International, Inc. believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

NAAC 2006-AR1               FREE WRITING PROSPECTUS            DECEMBER 22, 2005
--------------------------------------------------------------------------------


STRUCTURAL SUMMARY
------------------

--------------------------------------------------------------------------------------------------
                                           STRUCTURE OVERVIEW
--------------------------------------------------------------------------------------------------
            INITIAL                                    PRINCIPAL
           PRINCIPAL                  PRICING    WAL    WINDOW       COLLATERAL  EXPECTED RATING
CLASS   BALANCE ($)(1) COUPON TYPE     SPEED    YEARS  (MONTHS)        WA MTR    (MOODY'S/S&P)(3)
--------------------------------------------------------------------------------------------------
V-A-1     206,835,000  Floating (4)   30% CPR  2.28(2)  1-77(2)          27          Aaa/AAA
V-A-2      22,982,000  Floating (4)   30% CPR  2.28(2)  1-77(2)          27          Aaa/AAA
--------------------------------------------------------------------------------------------------

(1)   Approximate. Subject to a permitted variance of plus or minus 10%.

(2)   Run to the 10% optional termination.

(3) Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.

(4) The pass-through rate for each of the Class V-A-1 Certificates and Class V-A-2 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related certificate margin, (ii) the applicable Net Funds Cap,
      (iii) the related hard cap and (iv) the related Maximum Interest Rate (actual/360, 0 day delay). The certificate margins and hard caps for the Class V-A-1 Certificates and Class V-A-2 Certificates are as follows:

--------------------------------
 Class   Certificate   Hard Cap
            Margin
         (A)     (B)     Rate
--------------------------------
 V-A-1 [0.26]% [0.52]% [11.00]%
 V-A-2  0.35%   0.70%   11.00%
--------------------------------

(A) On or prior to the applicable first possible optional  termination date.

(B) After the applicable first possible optional termination date.

NAAC 2006-AR1               FREE WRITING PROSPECTUS            DECEMBER 22, 2005
--------------------------------------------------------------------------------


TRANSACTION SUMMARY
-------------------

TITLE OF SERIES:                  Nomura    Asset    Acceptance     Corporation,
                                  Alternative Loan Trust, Series 2006-AR1

CUT-OFF DATE:                     January 1, 2006

CLOSING DATE:                     On or about January 30, 2006

INVESTOR SETTLEMENT DATE:         On or about January 31, 2006

DEPOSITOR:                        Nomura Asset Acceptance Corporation

UNDERWRITER:                      Nomura Securities International, Inc.

SELLER:                           Nomura Credit & Capital, Inc.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:         Wells Fargo Bank, N.A.

SERVICER:                         Initially, GMAC Mortgage Corporation

                                  The Seller, as owner of the Mortgage Loans to be sold to the trust, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace GMAC Mortgage Corporation at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

TRUSTEE:                          HSBC Bank USA, National Association

CUSTODIAN:                        Wells Fargo Bank, N.A.

CREDIT RISK MANAGER:              The Risk  Management  Group,  as  Credit  Risk
                                  Manager  for  the  trust,   will  monitor  the
                                  performance of and make recommendations to the
                                  Servicer   regarding  certain  delinquent  and
                                  defaulted  Mortgage  Loans.  The  Credit  Risk
                                  Manager will rely upon Mortgage Loan data that
                                  is   provided   to  it  by  the   Servicer  in
                                  performing   its   advisory   and   monitoring
                                  functions.

GROUP V CAP PROVIDER:             Such entity acceptable to the rating agencies.

TYPE OF OFFERING:                 The Offered  Certificates will be offered from
                                  time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

FORM OF REGISTRATION:             The trust will issue the Offered  Certificates
                                  initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

MINIMUM DENOMINATION:             For  each  class  of   Offered   Certificates,
                                  $25,000 and multiples of $1 in excess thereof.

RECORD DATE:                      For each class of Group V Certificates and for
                                  any   Distribution   Date,  the  business  day
                                  preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE:                The 25th day of each calendar month  beginning
                                  in February 2006, or if such day is not a business day, then the following business day.

LAST SCHEDULED DISTRIBUTION DATE: The Distribution Date in February 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the Certificate Principal Balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

CERTIFICATE DESIGNATIONS:         Class  V-A-1   Certificates  and  Class  V-A-2
                                  Certificates,   together   with  one  or  more
                                  additional    classes   of   certificates   of
                                  comparable    rating   or   payment   priority
                                  (together, the "GROUP V SENIOR CERTIFICATES").

                                  The trust may issue one or more classes of mezzanine certificates (collectively, the "MEZZANINE CERTIFICATES", together, with the Group V Senior Certificates, the "GROUP V CERTIFICATES").

                                  Only   the   Group   V   Senior   Certificates
                                  designated on page 3 hereof are offered hereby (collectively, the "OFFERED CERTIFICATES").

                                  The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Mortgage Loans comprising loan group V will be used exclusively for distributions on the Group V Certificates, and will provide no credit support or other credit enhancement to, or source of

NAAC 2006-AR1               FREE WRITING PROSPECTUS            DECEMBER 22, 2005
--------------------------------------------------------------------------------


                                  distributions on the classes of certificates related to the other loan groups; payments received in respect of the Mortgage Loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group V Certificates. The optional termination related to the Mortgage Loans comprising loan group V (and the Group V Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).

ADDITIONAL CLASSES:               The  Class  V-P,  Class V-X and Class V-R will
                                  not be publicly offered.  Any information with
                                  regard to said  classes  is only  provided  to
                                  enhance  the   understanding  of  the  Offered
                                  Certificates.

PREPAYMENT PERIOD:                With  respect to any  Distribution  Date,  the
                                  immediately preceding calendar month.

INTEREST ACCRUAL PERIOD:          The  Interest  Accrual  Period for the Group V
                                  Certificates and any Distribution Date will be
                                  the  period   commencing  on  the  immediately
                                  preceding  Distribution Date (or, with respect
                                  to the  first  Interest  Accrual  Period,  the
                                  Closing   Date)   and   ending   on  the   day
                                  immediately preceding the related Distribution
                                  Date.   Calculations   of   interest  on  such
                                  certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

OPTIONAL TERMINATION:             At  its  option,   the  Master   Servicer  may
                                  purchase  all but  not  less  than  all of the
                                  Group V  Mortgage  Loans  (and all  properties
                                  acquired  by the trust in respect of the Group
                                  V  Mortgage  Loans) in the  trust and  thereby
                                  effect  early   retirement   of  the  Group  V
                                  Certificates if on such Distribution Date the aggregate stated principal balance of the Group V Mortgage Loans (and all properties acquired by the trust in respect of such Group
                                  V Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group V Mortgage
                                  Loans as of the Cut-off Date.

TAXATION - REMIC:                 For  federal  income tax  purposes,  the trust
                                  will  make  multiple   real  estate   mortgage
                                  investment conduit (each a "REMIC") elections,
                                  organized  in a tiered  REMIC  structure.  The
                                  Offered  Certificates  (exclusive of any right
                                  of  the  Group  V   Certificates   to  receive
                                  payments   in   respect   of  any  Basis  Risk
                                  Shortfall),  the  Class  V-P and the Class V-X
                                  Certificates    will   represent    beneficial
                                  ownership  of  "regular   interests"   in  the
                                  related REMIC.

                                  The Class V-R Certificates will represent the beneficial ownership of "residual interests" in the related REMIC.

                                  Certain classes of Offered Certificates may be
                                  issued  with  original   issue   discount  for
                                  federal income tax purposes.

RATINGS: The Offered Certificates are expected to be rated by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") with the ratings indicated in the table on page 3 of this document.

CREDIT ENHANCEMENT STRUCTURE:     With  respect  to the  Group  V  Certificates,
                                  subordination,      excess      spread     and
                                  overcollateralization.  Furthermore, the Class
                                  V-A-1  Certificates  are "super senior" to the
                                  Class  V-A-2  Certificates,  because the Class
                                  V-A-2   Certificates  are  allocated  realized
                                  losses  incurred on the Group V Mortgage Loans
                                  after the  Certificate  Principal  Balances of
                                  the Mezzanine  Certificates  have been reduced
                                  to zero  (as  described  herein)  and  thereby
                                  provide  additional  protection  to the  Class
                                  V-A-1  Certificates.   In  addition,  payments
                                  received in connection  with the Cap Agreement
                                  (as  described  herein)  may be  available  to
                                  cover   any   basis   risk  on  the   Group  V
                                  Certificates.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the supplemental Free Writing Prospectus accompanying this Free Writing Prospectus.

NAAC 2006-AR1               FREE WRITING PROSPECTUS            DECEMBER 22, 2005
--------------------------------------------------------------------------------


CREDIT ENHANCEMENT
------------------

OVERCOLLATERALIZATION

The Group V Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group V Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Group V Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group V Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group V Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group V Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT

With respect to any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group V Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

INITIAL OVERCOLLATERALIZATION AMOUNT

As of the Closing Date, the Overcollateralization Amount will be an amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

TARGETED OVERCOLLATERALIZATION AMOUNT

The Rating Agencies will determine the Targeted Overcollateralization Amount; however, in no event will the Targeted Overcollateralization Amount be less than 0.35% of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date prior to the Stepdown Date, that amount will be a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, that amount will be the greater of (a) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date, or (b) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

STEPDOWN DATE

With respect to the Group V Certificates, the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group V Mortgage Loans, but prior to any distributions to the holders of the Group V Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to an amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

TRIGGERS

There will be delinquency and loss trigger tests as required by the Rating Agencies in order to achieve the ratings set forth on page 3 hereof.

DELINQUENCY RATE

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of the Group V Mortgage Loans 60 or more days delinquent (including all Group V Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of the Group V Mortgage Loans as of the close of business on the last day of such month.

NAAC 2006-AR1               FREE WRITING PROSPECTUS            DECEMBER 22, 2005
--------------------------------------------------------------------------------


SUBORDINATION AND ALLOCATION OF LOSSES ON THE GROUP V CERTIFICATES

The Group V Senior Certificates will have a payment priority over the Mezzanine Certificates. Each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a lower payment priority. Losses on the Group V Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Group V Mortgage Loans will be allocated to the Mezzanine Certificates, in the reverse order of their priority of payment, until the Certificate Principal Balance of each such class has been reduced to zero. The subordination amount for the Group V Senior Certificates will likely range between 10.25% and 13.25%. In addition, once the Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Group V Mortgage Loans will be allocated to the Class V-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Realized losses will not be allocated to the Class V-A-1 Certificates. Investors in those Class V-A-1 Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Group V Mortgage Loans to distribute to the holders of those Certificates all principal and interest amounts to which they are then entitled.

CAP AGREEMENT

The Group V Certificates will have the benefit of an interest rate cap agreement (the "Group V Cap Agreement") provided by an entity acceptable to the Rating Agencies (the "Group V Cap Provider"). Pursuant to the Group V Cap Agreement, the Group V Cap Provider will pay the Securities Administrator for the benefit of the holders of each class of Group V Certificates an amount equal to the product of: (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related Distribution Date (provided, however, that if One-Month LIBOR exceeds a maximum percentage set forth in the Group V Cap Agreement, the payment required to be made by the Group V Cap Provider pursuant to the Group V Cap Agreement will be calculated as if One-Month LIBOR were such maximum percentage); (2) the Group V scheduled notional amount for such Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

If, on any Distribution Date, the cap payments made by the Group V Cap Provider with respect to the Group V Certificates exceed the amount of the Basis Risk Shortfalls attributable to the Group V Certificates for such Distribution Date, such excess will be distributed to the Class V-X Certificates.

The scheduled notional amount and strike rates for the Group V Cap Agreement will be as set forth in the Group V Cap Agreement.

NAAC 2006-AR1               FREE WRITING PROSPECTUS            DECEMBER 22, 2005
--------------------------------------------------------------------------------


DISTRIBUTIONS OF INTEREST ON THE GROUP V CERTIFICATES
-----------------------------------------------------

BASIS RISK SHORTFALL --With respect to the Group V Senior Certificates or Mezzanine Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the applicable Net Funds Cap) over the related Current Interest (as it may have been limited by the applicable Net Funds Cap) for the applicable Distribution Date;
(2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin, (y) the applicable Maximum Interest Rate and
(z) the Hard Cap Rate.

CARRYFORWARD INTEREST--With respect to the Group V Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of
(A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

CURRENT INTEREST--With respect to the Group V Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related Certificate Principal Balance during the related Interest Accrual
Period; provided, that as to each class of Group V Certificates the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

HARD CAP RATE--With respect to the Group V Certificates, the rate set forth on page 3 herein.

INTEREST REMITTANCE AMOUNT--For any Distribution Date and the Group V Certificates generally the sum of (i) scheduled interest payments (other than payaheads) and advances on the Group V Mortgage Loans in the related loan group for the related due period, the interest portion of payaheads previously received and intended for application in the related due period and the interest portion of all payoffs (net of payoff interest for such Distribution Date) and curtailments received on the Group V Mortgage Loans during the related prepayment period, less (x) the applicable expense fees with respect to the Group V Mortgage Loans and (y) unreimbursed advances and other amounts due to the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager and the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the Group V Mortgage Loans during the related due period, in each case allocable to interest and amounts paid in connection with an optional termination, up to the amount of the interest portion of the par value for the Group V Mortgage Loans and (iv) net liquidation proceeds and subsequent recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Group V Mortgage Loans during the related due period, to the extent allocable to interest, minus (v) amounts reimbursable to the servicer, the master servicer, the securities administrator, the Trustee, the custodian and the credit risk manager as provided in the pooling and servicing agreement.

MAXIMUM INTEREST RATE--With respect to any Distribution Date and the Group V Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Group V Mortgage Loans as stated in the related mortgage notes, minus the weighted average expense fee rate of the Group V Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

NET FUNDS CAP--With respect to any Distribution Date and the Group V Certificates, (a) a fraction expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Group V and such Distribution Date and (2) 12, and the denominator of which is the Aggregate Loan Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

NET MORTGAGE RATE--With respect to any Group V Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Servicing Fee Rate, the rate at which the fee payable to the credit risk manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated, if applicable.

OPTIMAL INTEREST REMITTANCE AMOUNT

With respect to any Distribution Date and the Group V Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Group V Mortgage Loans as of the first day of the related Due period divided by (y) 12 and (2) the Aggregate Loan Balance of the Group V Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Group V Mortgage Loans or were not taken into account in computing the expense fee rate.


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The pass-through rates for the Group V Senior Certificates are described on page
3 of this document.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of the Group V Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under "Distribution of Monthly Excess Cashflow" and from available amounts on deposit in a reserve fund (the "Basis Risk Shortfall Reserve Fund"), if applicable. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to cap payments made by the Cap Provider and amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class V-X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the Distribution Account, will be paid in the following order of priority:

              A) to the Group V Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such Distribution Date;

              B) to the Mezzanine Certificates, in the order of their payment priority for each such class, Current Interest and Carryforward Interest for each such class and such Distribution Date;

              C) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "Distribution of Monthly Excess Cashflow" below, any such Interest Remittance Amount remaining after application pursuant to clauses (A) through (B) above (such amount, "MONTHLY EXCESS INTEREST") for such Distribution Date.














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DISTRIBUTIONS OF PRINCIPAL ON THE GROUP V CERTIFICATES
------------------------------------------------------

DEFERRED AMOUNT--With respect to the Class V-A-2 Certificates and any class of Mezzanine Certificates and any Distribution Date, will equal the amount by which
(x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the Certificate Principal Balance of any such class has been increased due to the collection of Subsequent Recoveries.

CLASS V-M PRINCIPAL PAYMENT AMOUNT--With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Group V Senior Certificates and each class of Mezzanine Certificates with a higher payment priority, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the related Class V-M Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) the percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date exceeds (ii) a percentage of the Aggregate Loan Balance of the Group V Mortgage Loans as of the cut-off date, as required by the Rating Agencies.

OVERCOLLATERALIZATION DEFICIENCY AMOUNT

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Balance of the Group V Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

OVERCOLLATERALIZATION RELEASE AMOUNT

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate of the Certificate Principal Balance of the certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

PRINCIPAL PAYMENT AMOUNT

For any Distribution Date and the Group V Senior Certificates and the Mezzanine Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

PRINCIPAL REMITTANCE AMOUNT

For any Distribution Date, is equal to the sum of (i) the scheduled principal payments on the Group V Mortgage Loans due during the related due period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group V Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group V Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Group V Mortgage Loans and intended for application in the related due period; and (v) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the Trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

REALIZED LOSS--Shall mean (a) for any defaulted Group V Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Group V Mortgage Loan over the Net Liquidation Proceeds with respect thereto, (b) for any Group V Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group V Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group V Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group V Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the

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applicable due date and that no principal prepayments are received on such Group
V Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the servicer receives Subsequent Recoveries with respect to any Group V Mortgage Loan, the amount of the Realized Loss with respect to that Group V Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any Distribution Date.

SENIOR ENHANCEMENT PERCENTAGE--With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date.

SENIOR PRINCIPAL PAYMENT AMOUNT

For any Distribution Date and the Group V Senior Certificates shall be, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the aggregate Certificate Principal Balance of the Group V Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) a percentage required by the Rating Agencies and (ii) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date as of the last day of the related due period and (B) the amount, if any, by which (i) the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date as of the last day of the related due period exceeds (ii) a percentage required by the Rating Agencies of the Aggregate Loan Balance of the Group V Mortgage Loans as of the Cut-off Date.

DISTRIBUTION OF PRINCIPAL

With  respect  to the  Group V Senior  Certificates  and the  related  Mezzanine
Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

         I. On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

            A) to the Group V Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

            B) to each class of Mezzanine Certificates, in the order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero;

            C) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "Distribution of Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) and (B) above.

         II. On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

            A) the Senior Principal Payment Amount to the Group V Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such class has been reduced to zero;

            B) to each class of Mezzanine Certificates, in the order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero;

            C) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "Distribution of Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) and (B) above.

DISTRIBUTION OF MONTHLY EXCESS CASHFLOW

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

         1) (A) until the aggregate Certificate Principal Balance of the Group V Certificates equals the Aggregate Loan Balance of the Group V Mortgage Loans for such Distribution Date minus the Targeted


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            Overcollateralization  Amount  for such date,  on each  Distribution
            Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group V Certificates, in the following order of priority:

                      (i) to the Group V Senior Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, until the Certificate Balance of each such class has been reduced to zero;

                      (ii) to each class of Mezzanine Certificates, in the order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero;

                  (B) on each  Distribution  Date on or after the Stepdown  Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under "Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

            2) to the Class V-A-2 Certificates, any Deferred Amount for such class;

            3) to each class of Mezzanine Certificates, in the order of their payment priority, any Deferred Amount for each such class;

            4) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Group V Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class; provided, however that any payments in respect of Basis Risk Shortfalls payable to the Group V Senior Certificates pursuant to this clause shall be determined after taking into account payments to any class of Group V Senior Certificate made by the Cap Provider under the Group V Cap Agreement;

            5) to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to each class of Mezzanine Certificates, in the order of payment priority for each such class, any Basis Risk Shortfall for each such class; provided, however that any payments in respect of Basis Risk Shortfalls payable to the Mezzanine
            Certificates pursuant to this clause shall be determined after taking into account payments to any class of Mezzanine Certificate made by the Cap Provider under the Group V Cap Agreement;

            6) to the Class V-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

            7) to the Class V-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class V-R Certificates under this clause (7).







                                      -12-